Exhibit 23.4

SRK Consulting (U.S.), Inc. 7175 West Jefferson Avenue, Suite 3000 Lakewood, CO USA 80235 denver@srk.com www.srk.com Tel: 303.985.1333 Fax: 303.985.9947

CONSENT OF SRK CONSULTING (US), INC.

We hereby consent to the use by Molycorp, Inc. in connection with its Registration Statement on Form S-4 and related prospectus, and any amendments and supplements thereto (the “Registration Statement”), of our report dated April 28, 2010, as supplemented by (i) our alternative technical economic model dated July 2, 2010 and (ii) our alternative technical economic model dated November 8, 2010, and all information derived from such report. We also consent to all references to us in the prospectus contained in such Registration Statement, including under the heading “Experts.”

Date: November 16, 2012    SRK CONSULTING (US), INC.

   /s/ Terry Braun
Name: Terry Braun, P.E.
Title: Vice President, Principal Environmental Engineer

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